Exhibit 99.1

Curtiss-Wright Reports Second Quarter 2019 Financial Results and Reaffirms Full-Year 2019 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--July 31, 2019--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights:

  Reported diluted earnings per share (EPS) of $1.86, with Adjusted diluted EPS of $1.90 (defined below), up 11% and 6%, respectively, compared with the prior year;
  Net sales of $639 million, up 3%;
  Reported operating income of $106 million, with Adjusted operating income of $108 million;
  Reported operating margin of 16.5%, with Adjusted operating margin of 16.8%;
  Reported free cash flow of $76 million, with Adjusted free cash flow of $80 million; and
  Share repurchases of approximately $13 million.

Maintaining Full-Year Adjusted 2019 Business Outlook (compared with Adjusted full-year 2018):

  Sales growth of 4 - 6%
  Adjusted operating income growth of 6 - 9%
  Adjusted operating margin range of 16.2% to 16.3%, up 40 - 50 basis points
  Adjusted diluted EPS range of $7.00 to $7.15, up 10 - 12%; and
  Adjusted free cash flow range of $330 to $340 million, representing a free cash flow conversion rate of approximately 110%.

“Our second quarter results were led by strong 11% sales growth in our defense markets, improved profitability in the Commercial/Industrial and Power segments, and the benefits of our ongoing margin improvement initiatives,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation. “Our results also included a $4 million planned ramp up in research and development investments to support our long-term organic growth.”

“Looking ahead to the remainder of 2019, we are reaffirming our full-year guidance for sales, operating income, operating margin, diluted EPS and free cash flow. We are projecting another solid operational performance including higher sales in all end markets, strong margin expansion and solid free cash flow generation, as we continue to deliver significant long-term value to our shareholders.”

Second Quarter 2019 Operating Results
(In millions)	2Q-2019	2Q-2018	Change
Sales	$ 639.0	$ 620.3	3%
Reported operating income	$ 105.7	$ 102.1	4%
Adjustments (1)	2.0	7.0
Adjusted operating income (1)	$ 107.7	$ 109.1	(1%)
Adjusted operating margin (1)	16.8%	17.6%	(80 bps)

(1) Adjusted results exclude one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions of TCG in 2019 (Defense segment) and DRG in 2018 (Power segment), respectively, and one-time transition and IT security costs associated with the relocation of our DRG business.

  Sales of $639 million, up $19 million, or 3%, compared with the prior year (3% organic, 1% acquisitions, 1% unfavorable foreign currency translation);
  From an end market perspective, total sales to the defense markets increased 11%, or 10% organically, led by strong growth in ground and naval defense, while total sales to the commercial markets decreased 3%, as higher commercial aerospace sales were more than offset by reduced power generation sales, compared with the prior year. Please refer to the accompanying tables for a breakdown of sales by end market;
  Reported operating income was $106 million, up 4% compared with the prior year, while reported operating margin was flat at 16.5%;
  Adjusted operating income of $108 million, nearly flat compared with the prior year, principally reflects higher defense revenues in the Commercial/Industrial and Power segments, offset by reduced operating income on flat sales in the Defense segment and higher non-segment expenses;
  Adjusted operating margin of 16.8%, down 80 basis points compared with the prior year, primarily reflects reduced profitability and higher research and development expenses in the Defense segment, partially offset by favorable overhead absorption on higher naval defense revenues in the Power segment, as well as increased operating income and the benefits of our ongoing margin improvement initiatives in the Commercial/Industrial segment;
  Operating results included a gain on the sale of a building that was originally expected in the third quarter of 2019 and provided a $4 million benefit to current quarter results; and
  Non-segment expenses of $10 million increased by $3 million compared with the prior year, primarily due to higher corporate expenses.

Net Earnings and Diluted EPS
(In millions, except EPS)	2Q-2019	2Q-2018	Change
Reported net earnings	$ 80.1	$ 74.8	7%
Adjustments (1)	2.0	7.0
Tax impact on Adjustments (1)	(0.5)	(1.6)
Adjusted net earnings (1)	$ 81.6	$ 80.2	2%
Reported diluted EPS	$ 1.86	$ 1.68	11%
Adjustments (1)	0.05	0.16
Tax impact on Adjustments (1)	(0.01)	(0.04)
Adjusted diluted EPS (1)	$ 1.90	$ 1.80	6%

(1) Adjusted results exclude one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions, and one-time transition and IT security costs associated with the relocation of our DRG business.

  Reported net earnings of $80 million, up $5 million, or 7%, reflecting higher segment operating income and lower interest expense, partially offset by higher corporate expenses;
  Reported diluted EPS of $1.86, up $0.18, or 11%, compared with the prior year, reflecting higher segment operating income, lower interest expense and a lower share count, partially offset by higher corporate expenses;
  Adjusted net earnings of $82 million, up $2 million, or 2%, and Adjusted diluted EPS of $1.90, up $0.10, or 6%, compared with the prior year; and
  Effective tax rate (ETR) of 22.7% was essentially flat with the prior year quarter.

Free Cash Flow
(In millions)	2Q-2019	2Q-2018	Change
Net cash used for operating activities	$ 92.2	$ 97.9	(6%)
Capital expenditures	(16.4)	(10.9)	(51%)
Reported free cash flow	$ 75.8	$ 87.1	(13%)
Adjustment to capital expenditures (DRG facility investment) (1)	4.0	-	-
Adjusted free cash flow (1)	$ 79.8	$ 87.1	(8%)

(1) Adjusted free cash flow excludes second quarter 2019 capital spending in accordance with the Company’s planned $20 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

  Reported free cash flow of $76 million, defined as cash flow from operations less capital expenditures, decreased $11 million, or 13%, compared with the prior year, primarily driven by timing of supplier payments and higher capital expenditures;
  Capital expenditures increased by approximately $6 million to $16 million compared with the prior year, primarily due to higher capital investments within the Power segment, including a $4 million investment related to the new, state-of-the-art naval facility for the DRG business; and
  Adjusted free cash flow, which excludes the facility investment in the current period, decreased $7 million to $80 million, principally due to the timing of supplier payments.

New Orders and Backlog

  Year-to-date, new orders of $1.3 billion increased 3% compared with the prior year period, led by strong organic growth in naval defense orders; and
  Backlog of $2.2 billion increased 10% from December 31, 2018.

Other Items – Share Repurchase

  During the second quarter, the Company repurchased 109,436 shares of its common stock for approximately $13 million; and
  Year-to-date, the Company repurchased 216,708 shares for approximately $25 million.

Second Quarter 2019 Segment Performance

Commercial/Industrial
(In millions)	2Q-2019	2Q-2018	Change
Sales	$ 318.3	$ 312.5	2%
Reported operating income	$ 56.2	$ 51.7	9%
Reported operating margin	17.7%	16.6%	110 bps
  Sales of $318 million, up $6 million, or 2%, compared with the prior year (3% organic, 1% unfavorable foreign currency translation);
  Strong sales growth in the aerospace and naval defense markets was led by higher sales of actuation systems on the F-35 program and higher sales of valves on the Virginia class submarine program, respectively;
  Commercial aerospace market sales growth was led by higher OEM sales of sensors;
  Lower power generation market sales reflect reduced international sales of surface technology services and valves;
  General industrial market sales were essentially flat, as solid demand for industrial valves and industrial controls were offset by reduced sales of surface treatment services; and
  Reported operating income was $56 million, up 9%compared with the prior year, while reported operating margin increased 110 basis points to 17.7%, principally driven by the benefits of our ongoing margin improvement initiatives and the aforementioned gain on the sale of a building, partially offset by increased research and development expenses and the impact from tariffs.

Defense
(In millions)	2Q-2019	2Q-2018	Change
Sales	$ 145.0	$ 146.2	(1%)
Reported operating income	$ 29.7	$ 38.6	(23%)
Adjustments (1)	0.9	-	-
Adjusted operating income (1)	$ 30.5	$ 38.6	(21%)
Adjusted operating margin (1)	21.0%	26.4%	(540 bps)
(1) Adjusted results exclude one-time backlog amortization and transaction costs for current year acquisition.
  Sales of $145 million, down $1 million, or 1%, compared with the prior year ((3%) organic, 3% acquisition, 1% unfavorable foreign currency translation);
  Aerospace defense market sales were essentially flat, as higher sales of tactical data link equipment (TCG acquisition) were offset by lower sales of embedded computing equipment on various programs;
  Ground defense market revenues increased principally due to higher sales on the Abrams tank platform;
  Lower naval defense market revenues were the result of reduced sales of embedded computing equipment on various programs;
  Lower general industrial market revenues reflect reduced industrial controls sales due to the timing of an automotive contract completed last year;
  Reported operating income was $30 million, with Reported operating margin of 20.5%; and
  Adjusted operating income of $31 million, down $8 million, or 21%, compared with the prior year, while Adjusted operating margin decreased 540 basis points to 21.0%, reflecting unfavorable mix and higher research and development expenses in the current year, as well as favorable contract adjustments within our naval defense business in the prior year which did not recur.

Power
(In millions)	2Q-2019	2Q-2018	Change
Sales	$ 175.8	$ 161.7	9%
Reported operating income	$ 30.1	$ 19.2	57%
Adjustments (1)	1.2	7.0
Adjusted operating income (1)	$ 31.2	$ 26.2	19%
Adjusted operating margin (1)	17.8%	16.2%	160 bps

(1) Adjusted results exclude one-time Inventory Step-up, Backlog Amortization and Transaction costs for prior year acquisition, and one-time transition and IT security costs associated with the relocation of our DRG business.

  Sales of $176 million, up $14 million, or 9%, compared with the prior year;
  Strong naval defense market sales were driven by higher Virginia class submarine and CVN-80 aircraft carrier revenues, as well as solid spares and service center revenues;
  Reduced power generation market sales reflect timing of production on the China Direct AP1000 program and lower domestic aftermarket revenues;
  Reported operating income was $30 million, with Reported operating margin of 17.1%; and
  Adjusted operating income was $31 million, up $5 million, or 19% compared with the prior year, while Adjusted operating margin increased 160 basis points to 17.8%, principally reflecting favorable overhead absorption on higher naval defense revenues.

Full-Year 2019 Guidance

The Company is reaffirming its full-year 2019 financial guidance as follows:

(In millions, except EPS)	2019E Adjusted Guidance (Current) (1)	2019E Change vs 2018 Adjusted (1)
Total Sales	$2,510 - $2,550	Up 4 - 6%
Operating Income	$406 - $415	Up 6 - 9%
Operating Margin	16.2% - 16.3%	Up 40 - 50 bps
Effective Tax Rate	23.0%
Diluted EPS	$7.00 - $7.15	Up 10 - 12%
Diluted Shares Outstanding	43.3
Free Cash Flow (2)	$330 - $340	Up 0 - 2%

(1) 2019 Adjusted guidance excludes one-time backlog amortization and transaction costs associated with the acquisition of TCG in the Defense segment, and one-time transition and IT security costs associated with the relocation of our DRG business in the Power segment.

(2) 2019 Adjusted free cash flow guidance excludes a $20 million capital investment in the Power segment related to the new, state-of-the-art naval facility principally for DRG.

A more detailed breakdown of the Company’s 2019 guidance by segment and by market can be found in the accompanying schedules.

**********

Conference Call & Webcast Information

The Company will host a conference call to discuss its second quarter financial results and business outlook at 9:00 a.m. EDT on Thursday, August 1, 2019. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2019	2018	$	%	2019	2018	$	%
Product sales	$532,253	$511,676	$20,577	4%	$1,003,852	$956,363	$47,489	5%
Service sales	106,743	108,622	(1,879)	(2%)	213,458	211,457	2,001	1%
Total net sales	638,996	620,298	18,698	3%	1,217,310	1,167,820	49,490	4%

Cost of product sales	342,726	324,184	18,542	6%	654,682	623,495	31,187	5%
Cost of service sales	66,226	69,614	(3,388)	(5%)	135,711	136,634	(923)	(1%)
Total cost of sales	408,952	393,798	15,154	4%	790,393	760,129	30,264	4%

Gross profit	230,044	226,500	3,544	2%	426,917	407,691	19,226	5%

Research and development expenses	18,900	15,054	3,846	26%	36,141	30,995	5,146	17%
Selling expenses	30,693	32,665	(1,972)	(6%)	62,170	64,185	(2,015)	(3%)
General and administrative expenses	74,766	76,705	(1,939)	(3%)	150,876	145,937	4,939	3%

Operating income	105,685	102,076	3,609	4%	177,730	166,574	11,156	7%

Interest expense	7,960	9,566	(1,606)	(17%)	15,232	17,770	(2,538)	(14%)
Other income, net	5,871	3,971	1,900	48%	11,349	8,654	2,695	31%

Earnings before income taxes	103,596	96,481	7,115	7%	173,847	157,458	16,389	10%
Provision for income taxes	(23,524)	(21,693)	(1,831)	8%	(38,182)	(39,027)	845	(2%)
Net earnings	$80,072	$74,788	$5,284	7%	$135,665	$118,431	$17,234	15%

Net earnings per share:
Basic earnings per share	$1.87	$1.69			$3.17	$2.68
Diluted earnings per share	$1.86	$1.68			$3.15	$2.66

Dividends per share	$0.17	$0.15			$0.32	$0.30

Weighted average shares outstanding:
Basic	42,758	44,124			42,776	44,144
Diluted	43,024	44,553			43,038	44,604

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,	Change
	2019	2018	%
Assets
Current assets:
Cash and cash equivalents	$216,344	$276,066	(22%)
Receivables, net	636,058	593,755	7%
Inventories, net	436,190	423,426	3%
Other current assets	48,060	50,719	(5%)
Total current assets	1,336,652	1,343,966	(1%)
Property, plant, and equipment, net	375,582	374,660	0%
Goodwill	1,112,781	1,088,032	2%
Other intangible assets, net	433,517	429,567	1%
Operating lease right-of-use assets, net	135,190	—	NM
Other assets	32,918	19,160	72%
Total assets	$3,426,640	$3,255,385	5%

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$—	$243	(100%)
Accounts payable	173,791	232,983	(25%)
Accrued expenses	138,278	166,954	(17%)
Income taxes payable	8,521	5,811	47%
Deferred revenue	243,053	236,508	3%
Other current liabilities	74,226	44,829	66%
Total current liabilities	637,869	687,328	(7%)
Long-term debt	761,476	762,313	0%
Deferred tax liabilities, net	49,929	47,121	6%
Accrued pension and other postretirement benefit costs	97,334	101,227	(4%)
Long-term operating lease liability	117,789	—	NM
Long-term portion of environmental reserves	16,411	15,777	4%
Other liabilities	93,536	110,838	(16%)
Total liabilities	1,774,344	1,724,604	3%

Stockholders' equity
Common stock, $1 par value	49,187	49,187	0%
Additional paid in capital	116,835	118,234	(1%)
Retained earnings	2,339,703	2,191,471	7%
Accumulated other comprehensive loss	(302,490)	(288,447)	(5%)
Less: cost of treasury stock	(550,939)	(539,664)	(2%)
Total stockholders' equity	1,652,296	1,530,781	8%

Total liabilities and stockholders' equity	$3,426,640	$3,255,385	5%

NM - not meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2019	2018	%	2019	2018	%
Sales:
Commercial/Industrial	$318,267	$312,463	2%	$611,774	$609,104	0%
Defense	144,962	146,177	(1%)	265,984	265,078	0%
Power	175,767	161,658	9%	339,552	293,638	16%

Total sales	$638,996	$620,298	3%	$1,217,310	$1,167,820	4%

Operating income (expense):
Commercial/Industrial	$56,236	$51,736	9%	$95,682	$90,961	5%
Defense	29,661	38,641	(23%)	47,314	58,369	(19%)
Power	30,069	19,201	57%	54,288	34,543	57%

Total segments	$115,966	$109,578	6%	$197,284	$183,873	7%
Corporate and other	(10,281)	(7,502)	(37%)	(19,554)	(17,299)	(13%)

Total operating income	$105,685	$102,076	4%	$177,730	$166,574	7%

Operating margins:
Commercial/Industrial	17.7%	16.6%	110bps	15.6%	14.9%	70bps
Defense	20.5%	26.4%	(590bps)	17.8%	22.0%	(420bps)
Power	17.1%	11.9%	520bps	16.0%	11.8%	420bps
Total Curtiss-Wright	16.5%	16.5%	0bps	14.6%	14.3%	30bps

Segment margins	18.1%	17.7%	40bps	16.2%	15.7%	50bps

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2019	2018	%	2019	2018	%
Defense markets:
Aerospace	$104,426	$99,654	5%	$183,213	$178,808	2%
Ground	26,394	20,777	27%	47,151	43,296	9%
Naval	149,853	132,347	13%	280,941	235,835	19%
Total Defense	$280,673	$252,778	11%	$511,305	$457,939	12%

Commercial markets:
Aerospace	$108,000	$104,617	3%	$211,222	$204,021	4%
Power Generation	93,171	102,316	(9%)	189,652	200,635	(5%)
General Industrial	157,152	160,587	(2%)	305,131	305,225	0%
Total Commercial	$358,323	$367,520	(3%)	$706,005	$709,881	(1%)

Total Curtiss-Wright	$638,996	$620,298	3%	$1,217,310	$1,167,820	4%

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company has elected to change the presentation of its financials and guidance to include an Adjusted (non-GAAP) view that excludes first year purchase accounting costs associated with its acquisitions, as well as one-time transition and IT security costs specifically associated with the relocation of the DRG business in the Power segment. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency to the investment community in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Income and Diluted EPS

These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs, as well as one-time transition and IT security costs associated with the relocation of a business in the current year period.

Organic Revenue and Organic Operating Income

The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	June 30,
	2019 vs. 2018
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	3%	8%	(3%)	(25%)	9%	57%	3%	3%
Acquisitions	0%	0%	3%	0%	0%	0%	1%	0%
Foreign Currency	(1%)	1%	(1%)	2%	0%	0%	(1%)	1%
Total	2%	9%	(1%)	(23%)	9%	57%	3%	4%

	Six Months Ended
	June 30,
	2019 vs. 2018
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	2%	4%	0%	(21%)	8%	47%	3%	4%
Acquisitions	0%	0%	1%	(1%)	8%	10%	2%	2%
Foreign Currency	(2%)	1%	(1%)	3%	0%	0%	(1%)	1%
Total	0%	5%	0%	(19%)	16%	57%	4%	7%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow excludes a capital investment in the Power segment related to the new, state-of-the-art naval facility principally for DRG, and a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2018. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$92,244	$97,947	$40,386	$26,685
Capital expenditures	(16,437)	(10,881)	(33,471)	(19,852)
Free cash flow	$75,807	$87,066	$6,915	$6,833
Adjustment to capital expenditures (DRG facility investment)	4,039	—	9,162	—
Voluntary pension payment	—	—	—	50,000
Adjusted free cash flow	$79,846	$87,066	$16,077	$56,833
Free Cash Flow Conversion	100%	116%	12%	48%

CURTISS-WRIGHT CORPORATION
2019 Guidance
As of July 31, 2019
($'s in millions, except per share data)

	2018 Reported (GAAP)	2018 Adjustments (1) (Non-GAAP)	2018 Adjusted (Non-GAAP)	2019 Reported Guidance (2)(3)(4) (GAAP)			2019 Adjustments (1) (Non-GAAP)	2019 Adjusted Guidance (2)(3)(4) (Non-GAAP)
				Low		High		Low		High	2019 Chg vs 2018 Adjusted
Sales:
Commercial/Industrial	$1,209	$-	$1,209	$1,255		$1,275	$-	$1,255		$1,275
Defense	554	-	554	575		585	-	575		585
Power	648	-	648	680		690	-	680		690
Total sales	$2,412	$-	$2,412	$2,510		$2,550	$-	$2,510		$2,550	4 to 6%

Operating income:
Commercial/Industrial	$183	$-	$183	$195		$200	$-	$195		$200
Defense	128	-	128	128		131	2	130		133
Power	99	9	108	109		111	6	115		117
Total segments	410	9	419	432	-	442	8	440	-	450
Corporate and other	(36)	-	(36)	(34)		(36)	-	(34)		(36)
Total operating income	$374	$9	$382	$398		$407	$8	$406		$415	6 to 9%

Interest expense	$(34)	$-	$(34)	$(33)		$(33)	$-	$(33)		$(33)
Other income, net	17	-	17	19		19	-	19		19
Earnings before income taxes	356	9	365	385		393	8	393		401
Provision for income taxes	(81)	(2)	(83)	(88)		(90)	(2)	(90)		(92)
Net earnings	$276	$7	$282	$297		$303	$6	$303		$309

Diluted earnings per share	$6.22	$0.15	$6.37	$6.86		$7.01	$0.14	$7.00		$7.15	10 to 12%
Diluted shares outstanding	44.3		44.3	43.3		43.3		43.3		43.3
Effective tax rate	22.6%		22.6%	23.0%		23.0%		23.0%		23.0%

Operating margins:
Commercial/Industrial	15.1%	-	15.1%	15.6%		15.7%	-	15.6%		15.7%	50 to 60 bps
Defense	23.2%	-	23.2%	22.2%		22.3%	+40 bps	22.6%		22.7%	(50 to 60 bps)
Power	15.2%	+140 bps	16.6%	16.0%		16.1%	+90 bps	16.9%		17.0%	30 to 40 bps
Total operating margin	15.5%	+30 bps	15.8%	15.8%		15.9%	+40 bps	16.2%		16.3%	40 to 50 bps

Free cash flow (5)	$283	$50	$333	$310		$320	$20	$330		$340
Note: Full year amounts may not add due to rounding
(1) Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs, as well as one-time transition and IT security costs related to the relocation of the DRG business.
(2) Commercial/Industrial segment 2019 guidance reflects improved profitability due to higher sales and benefits of our ongoing margin improvement initiatives, partially offset by $4 million for tariffs and a $3 million increase in R&D investments.
(3) Defense segment 2019 Reported guidance reflects reduced profitability, despite higher sales, due to a $5 million increase in R&D investments. Adjusted guidance excludes $2 million in first year purchase accounting costs associated with the TCG acquisition.
(4) Power segment 2019 Reported guidance reflects improved profitability due to higher sales, partially offset by a $2 million increase in R&D investments. Adjusted guidance excludes $6 million in one-time transition and IT security costs related to the relocation of the DRG business.
(5) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2018 Adjusted Free Cash Flow excludes a voluntary contribution to the Company’s corporate defined benefit pension plan of $50 million. 2019 Adjusted Free Cash Flow guidance excludes a $20 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business.

CURTISS-WRIGHT CORPORATION
2019 Sales Growth Guidance by End Market
As of July 31, 2019

2019 % Change vs 2018
	(Prior)	(Current)
Defense Markets
Aerospace	8 - 10%	9 - 11%
Ground	5 - 7%	1 - 2%
Navy	8 - 10%	8 - 10%
Total Defense	8 - 10%	8 - 10%

Commercial Markets
Commercial Aerospace	4 - 6%	4 - 6%
Power Generation	1 - 3%	1 - 3%
General Industrial	1 - 3%	1 - 3%
Total Commercial	1 - 3%	1 - 3%

Total Curtiss-Wright Sales	4 - 6%	4 - 6%

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 9,000 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com